                                                                    EXHIBIT 12.1
                            USA WASTE SERVICES, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES


                                        Nine Months
                                          Ended                          Year Ended December 31,
                                       September 30,   -------------------------------------------------------------
                                           1996          1995        1994        1993        1992         1991
                                      --------------     ----        ----        ----        ----         ----
                                                                      (IN THOUSANDS, EXCEPT RATIOS)
ACTUAL
Consolidated operations:
  Income (loss) before income tax
  expense, accounting changes and
  preferred stock dividends                 $  1,044    $ 97,480    ($8,027)    $ 52,268    ($68,886)    ($19,979)
                                            --------    --------   --------     --------     --------     --------
  Fixed charges deducted from income
    Interest expense                          33,977      59,552     48,932       46,032       44,612       40,744
  Implicit interest in rents                   5,111       6,208      8,026       10,328       11,014       10,075
                                            --------    --------   --------     --------     --------     --------
      Total fixed charges deducted
       from income                            39,088      65,760     56,958       56,360       55,626       50,819
                                            --------    --------   --------     --------     --------     --------
       Earnings available for fixed         $ 40,132    $163,240   $ 48,931     $108,628     ($13,260)    $ 30,840
        charges                             ========    ========   ========     ========     ========     ========

Fixed charges per above                     $ 39,088    $ 65,760   $ 56,958     $ 56,360     $ 55,626     $ 50,819
Capitalized interest                          13,066      12,459      9,828        8,308        9,587        7,848
                                            --------    --------   --------     --------     --------     --------
         Total fixed charges                $ 52,154    $ 78,219   $ 66,786     $ 64,668     $ 65,213     $ 58,667
                                            ========    ========   ========     ========     ========     ========

         Ratio of earnings to fixed
          charges                               0.77        2.09       0.73         1.68        (0.20)        0.53
                                            ========    ========   ========     ========     ========     ========

PRO FORMA
Consolidated operations:
  Income (loss) before income tax
  expense, accounting changes and
  preferred stock dividends                 $  1,044    $ 97,480  ($  8,027)    $ 52,268    ($ 68,886)   ($ 19,979)
                                            --------    --------   --------     --------     --------     --------
      Nonrecurring items:
        Merger costs                         120,656      25,639      3,782           --           --           --
        Unusual items                         63,800       4,733      8,863        2,672       72,090       16,938
        Shareholder litigation costs              --          --     79,400        5,500       10,853           --
        Nonrecurring interest                     --      10,994      1,254           --           --           --
                                            --------    --------   --------     --------     --------     --------
           Pro forma income (loss)           185,500     138,846     85,272       60,440       14,057       (3,041)
                                            --------    --------   --------     --------     --------     --------

Fixed charges deducted from income
  Interest expense                            33,977      59,552     48,932       46,032       44,612       40,744
  Less: Nonrecurring interest                     --     (10,994)    (1,254)          --           --           --
                                            --------    --------   --------     --------     --------     --------
         Pro forma interest expense           33,977      48,558     47,678       46,032       44,612       40,744
Implicit interest in rents                     5,111       6,208      8,026       10,328       11,014       10,075
                                            --------    --------   --------     --------     --------     --------
  Total fixed charges deducted from
         income                               39,088      54,766     55,704       56,360       55,626       50,819
                                            --------    --------   --------     --------     --------     --------
      Earnings available for fixed
       charges                              $224,588    $193,612   $140,976     $116,800     $ 69,683     $ 47,778
                                            ========    ========   ========     ========     ========     ========

Fixed charges per above                     $ 39,088    $ 54,766   $ 55,704     $ 56,360     $ 55,626     $ 50,819
Capitalized interest                          13,066      12,459      9,828        8,308        9,587        7,848
                                            --------    --------   --------     --------     --------     --------
  Total fixed charges                       $ 52,154    $ 67,225   $ 65,532     $ 64,668     $ 65,213     $ 58,667
                                            ========    ========   ========     ========     ========     ========

  Pro forma ratio of earnings to
  fixed charges                                 4.31        2.88       2.15         1.81         1.07         0.81
                                            ========    ========   ========     ========     ========     ========

Nonrecurring items for the nine months ended September 30, 1996 represent merger costs, primarily related to mergers with Sanifill, Inc. in August 1996 and Western Waste Industries ("Western") in May 1996, and unusual items, primarily related to operating losses and estimated losses associated with the disposition of certain non-core business assets. Nonrecurring items in 1995 primarily represent merger costs related to the merger with Chambers Development Company, Inc. ("Chambers") in June 1995 and nonrecurring interest related to extension fees and other charges associated with the refinancing of Chambers pre-merger debt. Nonrecurring items in 1994 primarily represent shareholder litigation costs incurred in connection with a settled class action of consolidated suits on similar claims alleging federal securities violations against Chambers, certain of its officers and directors, its former auditors, and the underwriters of its securities. Nonrecurring items in 1992 primarily represent various restructuring charges and asset reserves incurred by Western and Chambers. Nonrecurring items in 1993 and 1991 were not material.